Exhibit 8(a)(xxii)

AMENDMENT NO. 5
 To the
PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
And
LINCOLN NATIONAL LIFE INSURANCE COMPANY

THIS AMENDMENT is made and executed as of the 1st day of May, 2015 among Lincoln National Life Insurance Company (the “Company”), Putnam Variable Trust (the “Trust”) and Putnam Retail Management Limited Partnership (the “Underwriter).

WHEREAS, the Company, the Trust and the Underwriter have executed a Participation Agreement dated as of April 30, 2001, as amended (the “Fund Participation Agreement”);

Wherefore, each of the parties hereto wish to amend the Fund Participation Agreement as follows.

1.	Schedule A of the Fund Participation Agreement shall be deleted in its entirety and replaced with the attached Schedule A.

2.	All other terms of the Fund Participation Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the first above-written date.

PUTNAM RETAIL MANAGEMENT                                                PUTNAM VARIABLE TRUST
LIMITED PARTNERSHIP
By /s/ Mark Coneeny                                                                  By __/s/ illegible______
Its Head of Rel. Mgmt.                  Its Fund Treasurer
Duly Authorized                                                                          Duly Authorized

LINCOLN NATIONAL LIFE INSURANCE COMPANY

By ___/s/ Daniel R. Hayes__________
Daniel R. Hayes
Its Vice President
Duly Authorized

Schedule A
Lincoln Life Separate Accounts

Separate Account Name	Date Established	Funds Used	Contract Name
Lincoln National Variable Annuity Account C	June 3, 1981	Global Health Care – Class IB	Multi Fund (Individual)
Lincoln National Variable Annuity Account L	April 29, 1996	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Life Group Variable Annuity
Lincoln Life Variable Annuity Account N	November 3, 1997
Growth and Income –   Class IB

Global Health Care –  Class IB

Absolute Return 500 Fund Class- IA

Absolute Return 500 Fund Class- IB

Global Health Care – Class IA and Class IB

Global Health Care – Class IB

Income – Class IA

Income – Class IB

Lincoln ChoicePlus
Lincoln ChoicePlus II
Lincoln ChoicePlus II Bonus
Lincoln ChoicePlus II Access
Lincoln ChoicePlus II Advance
ChoicePlus Assurance (B Share)
ChoicePlus Assurance (C Share)
ChoicePlus Assurance (L Share)
ChoicePlus Assurance (Bonus)
Lincoln Investor AdvantageSM
Lincoln Investor AdvantageSM Fee-Based
Lincoln Investor AdvantageSM RIA

Lincoln Life Variable Annuity Account Q	November 3, 1997	Global Health Care – Class IB	Multi Fund (Group)
Lincoln Life Variable Annuity Account W	November 28, 2000	Growth and Income – Class IB Small Cap Value – Class IB	Wells Fargo New Directions Core Wells Fargo New Directions Access Wells Fargo New Directions Access 4
Lincoln Life Flexible Premium Variable Life Account M	December 2, 1997	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Variable Universal Life CV , CV-II and CV-III Lincoln Variable Universal Life DB and DB-II Lincoln Variable Universal Life MoneyGuard
Lincoln Life Flexible Premium Variable Life Account R	December 2, 1997	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Survivor Variable Universal Life Lincoln Survivor Variable Universal Life II Lincoln Survivor Variable Universal Life III

Lincoln Life Flexible Premium Variable Life Account S	November 2, 1998	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Corporate-owned Variable Universal Life Lincoln Corporate-owned Variable Universal Life Series III Lincoln Corporate-owned Variable 4
Lincoln Life Flexible Premium Variable Life Account Z	July 30, 2003	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Corporate Variable Private Solutions
Lincoln National Life Insurance Company Separate Account 68	May 1, 2001	Growth and Income – Class IB	Director Group Variable Annuity
Lincoln National Life Insurance Company Separate Account 69	May 1, 2001	Global Health Care – Class IB	Director Group Variable Annuity